UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 22, 2008 (May 19, 2008)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	5-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Item 5.02(b)
     On May 19, 2008, Juan L. Elek informed the Board of Directors of Centex Corporation, a Nevada corporation (the “Company”), that he will retire and not stand for re-election to the Company’s Board of Directors when his term expires at the beginning of the Company’s 2008 annual meeting of stockholders to be held on July 10, 2008 (the “Annual Meeting”). Mr. Elek will continue to serve as a member of the Board of Directors until the Annual Meeting. Mr. Elek’s decision to retire and not to stand for re-election was for personal reasons and was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with Mr. Elek’s decision to retire and not to stand for re-election, the Board of Directors of the Company has approved a reduction in the size of the Board from 11 persons to 10 persons effective as of the beginning of the Annual Meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
James R. Peacock III
Vice President, Deputy General Counsel and Secretary

Date: May 22, 2008